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                                                                   Exhibit 10.14

                               NEW AIR CORPORATION
                       RESTRICTED STOCK PURCHASE AGREEMENT

            AGREEMENT made as of this 2nd day of November 1998, by and between New Air Corporation, a Delaware corporation (the "Corporation"), and John Owen (the "Purchaser").

            All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the attached Appendix.

      A.    PURCHASE OF SHARES

            1. PURCHASE. Purchaser hereby purchases 1,333 shares of Common Stock (the "Purchased Shares") at the purchase price of $25.96 per share (the "Purchase Price").

            2. PAYMENT. Concurrently with the delivery of this Agreement to the Corporation, Purchaser shall pay the Purchase Price for the Purchased Shares in cash or cash equivalent and shall deliver a duly-executed blank Assignment Separate from Certificate (in the form attached hereto as Exhibit I) with respect to the Purchased Shares.

            3. STOCKHOLDER RIGHTS. Until such time as the Corporation exercises the Repurchase Right or the First Refusal Right, Purchaser (or any successor in interest) shall have all stockholder rights (including voting, dividend and liquidation rights) with respect to the Purchased Shares, including the Purchased Shares held in escrow hereunder, subject, however, to the transfer restrictions of Articles B and C.

            4. DELIVERY OF CERTIFICATES. The certificates representing any Purchased Shares which are subject to the Repurchase Right shall be held in escrow in accordance with the provisions of this Agreement.

      B.    SECURITIES LAW COMPLIANCE

            1. RESTRICTED SECURITIES. The Purchased Shares have not been registered under the 1933 Act and are being issued to Purchaser in reliance upon the exemption from such registration provided by Section 4(2) of the 1933 Act. Purchaser hereby confirms that Purchaser has been informed that the Purchased Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Purchased Shares are first registered under the Federal securities laws or unless an exemption from such registration is available. Accordingly, Purchaser hereby acknowledges that Purchaser is prepared to hold the Purchased Shares for an indefinite period and that Purchaser is aware that SEC Rule 144 issued under the 1933 Act which exempts certain resales of unrestricted securities is not presently available to exempt the resale of the Purchased Shares from the registration requirements of the 1933 Act.

            2. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants that:

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            (i) The Purchased Shares are being acquired for investment purposes only for the Purchaser's own account, and not as a nominee or agent, and not with a view to the resale or distribution of all or any part of the Purchased Shares. Purchaser is prepared to hold the Purchased Shares for an indefinite period and has no present intention of selling, granting any participating interest in, or otherwise distributing any of the Purchased Shares. Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant a participating interest in, any of the Purchased Shares.

            (ii) Purchaser has a preexisting personal or business relationship with either the Corporation or certain Board members or officers of the Corporation which is of a nature and duration sufficient to make Purchaser aware of the character, business acumen and general business and financial circumstances of the Corporation and/or such Board members or officers. In addition, Purchaser has been furnished with, and has had access to, such information concerning the Corporation's business, management and financial condition as he or she considers necessary or appropriate for deciding whether to invest in the Purchased Shares, and Purchaser has had an opportunity to ask questions and receive answers from the Corporation regarding the terms and conditions of the issuance of the Purchased Shares.

            (iii) Purchaser is able to fend for him or herself in the transactions contemplated by this Agreement, can bear the economic risk of investment in the Purchased Shares and has such knowledge and experience in financial or business matters to be capable of evaluating the merits and risks of the investment in the Purchased Shares. Purchaser is fully aware of: (i) the speculative nature of the investment in the Purchased Shares; (ii) the financial risk involved; (iii) the lack of liquidity for the Purchased Shares and (iv) the transfer restrictions and repurchase rights applicable to the Purchased Shares.

            3. DISPOSITION OF PURCHASED SHARES. Purchaser shall make no disposition of the Purchased Shares (other than a Permitted Transfer) unless and until there is compliance with all of the following requirements:

            (i) Purchaser shall have provided the Corporation with a written summary of the terms and conditions of the proposed disposition.

            (ii) Purchaser shall have complied with all requirements of this Agreement applicable to the disposition of the Purchased Shares.

            (iii) Purchaser shall have provided the Corporation with written assurances, in form and substance satisfactory to the Corporation, that
      (a) the proposed disposition does not require registration of the Purchased Shares under the 1933 Act or (b) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or any exemption from registration available under the 1933 Act (including Rule 144) has been taken.


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            The Corporation shall NOT be required (i) to transfer on its books any Purchased Shares which have been sold or transferred in violation of the provisions of this Agreement OR (ii) to treat as the owner of the Purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement.

            4. RESTRICTIVE LEGENDS. The stock certificates for the Purchased Shares shall be endorsed with one or more of the following restrictive legends and any legend required to be placed thereon by the applicable blue sky laws of any state:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares may not be sold or offered for sale in the absence of (a) an effective registration statement for the shares under such Act, (b) a "no action" letter of the Securities and Exchange Commission with respect to such sale or offer or (c) satisfactory assurances to the Corporation that registration under such Act is not required with respect to such sale or offer."

                  "The shares represented by this certificate are subject to certain repurchase rights and rights of first refusal granted to the Corporation and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a written agreement dated November ___, 1998, between the Corporation and the registered holder of the shares (or the predecessor in interest to the shares). A copy of such agreement is maintained at the Corporation's principal corporate offices."

      C.    TRANSFER RESTRICTIONS

            1. RESTRICTION ON TRANSFER. Except for any Permitted Transfer, Purchaser shall not transfer, assign, encumber or otherwise dispose of any of the Purchased Shares which are subject to the Repurchase Right. In addition, Purchased Shares which are released from the Repurchase Right shall not be transferred, assigned, encumbered or otherwise disposed of in contravention of the First Refusal Right or the Market Stand-Off.

            2. TRANSFEREE OBLIGATIONS. Each person (other than the Corporation) to whom the Purchased Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Corporation that such person is bound by the provisions of this Agreement and that the transferred shares are subject to (i) the Repurchase Right, (ii) the First Refusal Right and (iii) the Market Stand-Off, to the same extent such shares would be so subject if retained by Purchaser.

            3. MARKET STAND-OFF.

                  (a) In connection with the Company's initial public offering of its equity securities pursuant to an effective registration statement filed under the 1933 Act and in connection with any other underwritten public offering by the Corporation of its equity securities


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pursuant to an effective registration statement filed under the 1933 Act during the period two years after the effective date of such initial public offering, Owner shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Purchased Shares without the prior written consent of the Corporation or its underwriters. Such restriction (the "Market Stand-Off") shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Corporation or such underwriters. In no event, however, shall any single period exceed one hundred eighty (180) days from the effective date of any such public offering.

                  (b) Owner shall be subject to the Market Stand-Off PROVIDED AND ONLY IF the officers and directors of the Corporation are also subject to similar restrictions.

                  (c) Any new, substituted or additional securities which are by reason of any Recapitalization or Reorganization distributed with respect to the Purchased Shares shall be immediately subject to the Market Stand-Off, to the same extent the Purchased Shares are at such time covered by such provisions.

                  (d) In order to enforce the Market Stand-Off, the Corporation may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable stand-off period.

      D.    REPURCHASE RIGHT

            1. GRANT. The Corporation is hereby granted the right (the "Repurchase Right"), exercisable at any time during the sixty (60)-day period following the date Purchaser ceases for any reason to remain in Service, to repurchase at the Purchase Price any or all of the Purchased Shares in which Purchaser is not, at the time of his or her cessation of Service, vested in accordance with the provisions of the Vesting Schedule set forth in Paragraph
D.3 or the special vesting acceleration provisions of Paragraph D.5 (such shares to be hereinafter referred to as the "Unvested Shares").

            2. EXERCISE OF THE REPURCHASE RIGHT. The Repurchase Right shall be exercisable by written notice delivered to each Owner of the Unvested Shares prior to the expiration of the sixty (60)-day exercise period. The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of such notice. The certificates representing the Unvested Shares to be repurchased shall be delivered to the Corporation on or before the close of business on the date specified for the repurchase. Concurrently with the receipt of such stock certificates, the Corporation shall pay to Owner, in cash or cash equivalents (including the cancellation of any purchase-money indebtedness), an amount equal to the Purchase Price previously paid for the Unvested Shares which are to be repurchased from Owner.


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            3. TERMINATION OF THE REPURCHASE RIGHT. The Repurchase Right shall terminate with respect to any Unvested Shares for which it is not timely exercised under Paragraph D.2. In addition, the Repurchase Right shall terminate and cease to be exercisable with respect to any and all Purchased Shares in which Purchaser vests in accordance with the following Vesting Schedule:

                  Purchaser shall vest in the Purchased Shares, and the Repurchase Right shall concurrently lapse with respect to those Purchased Shares, in a series of five (5) successive equal annual installments upon Purchaser's completion of each year of Service over the five (5) year period measured from November 2, 1998.

            All Purchased Shares as to which the Repurchase Right lapses shall, however, remain subject to (i) the First Refusal Right and (ii) the Market Stand-Off.

            4. RECAPITALIZATION. Any new, substituted or additional securities or other property (including cash paid other than as a regular cash dividend) which is by reason of any Recapitalization distributed with respect to the Purchased Shares shall be immediately subject to the Repurchase Right and any escrow requirements hereunder, but only to the extent the Purchased Shares are at the time covered by such right or escrow requirements. Appropriate adjustments to reflect such distribution shall be made to the number and/or class of Purchased Shares subject to this Agreement and to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such Recapitalization upon the Corporation's capital structure; provided, however, that the aggregate purchase price shall remain the same.

            5. SPECIAL ACCELERATION EVENTS.

                  (a) The Repurchase Right shall automatically terminate in its entirety, and all the Purchased Shares shall vest in full, immediately prior to the consummation of any Corporate Transaction.

                  (b) The Repurchase Right shall automatically terminate in its entirety, and all Purchased Shares shall vest in full, immediately in the event the Purchaser's employment with the Corporation or its affiliates is terminated by the Corporation without Cause.

      E.    RIGHT OF FIRST REFUSAL

            1. GRANT. The Corporation is hereby granted the right of first refusal (the "First Refusal Right"), exercisable in connection with any proposed transfer of the Purchased Shares in which Purchaser has vested in accordance with the provisions of Article D. For purposes of this Article E, the term "transfer" shall include any sale, assignment, pledge, encumbrance or other disposition of the Purchased Shares intended to be made by Owner, but shall not include any Permitted Transfer.


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            2. NOTICE OF INTENDED DISPOSITION. In the event any Owner of
Purchased Shares in which Purchaser has vested desires to accept a bona fide third-party offer for the transfer of any or all of such shares (the Purchased Shares subject to such offer to be hereinafter referred to as the "Target Shares"), Owner shall promptly (i) deliver to the Corporation written notice (the "Disposition Notice") of the terms of the offer, including the purchase price and the identity of the third-party offeror, and (ii) provide satisfactory proof that the disposition of the Target Shares to such third-party offeror would not be in contravention of the provisions set forth in Articles B and C.

            3. EXERCISE OF THE FIRST REFUSAL RIGHT. The Corporation shall, for a period of twenty-five (25) days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Shares subject to the Disposition Notice upon the same terms as those specified therein or upon such other terms (not materially different from those specified in the Disposition Notice) to which Owner consents. Such right shall be exercisable by delivery of written notice (the "Exercise Notice") to Owner prior to the expiration of the twenty-five (25)-day exercise period. If such right is exercised with respect to all the Target Shares, then the Corporation shall effect the repurchase of such shares, including payment of the purchase price, not more than five (5) business days after delivery of the Exercise Notice; and at such time the certificates representing the Target Shares shall be delivered to the Corporation.

            Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Corporation shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If Owner and the Corporation cannot agree on such cash value within ten (10) days after the Corporation's receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by Owner and the Corporation or, if they cannot agree on an appraiser within twenty (20) days after the Corporation's receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two (2) appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by Owner and the Corporation. The closing shall then be held on the LATER of (i) the fifth (5th) business day following delivery of the Exercise Notice or (ii) the fifth (5th) business day after such valuation shall have been made.

            4. NON-EXERCISE OF THE FIRST REFUSAL RIGHT. In the event the Exercise Notice is not given to Owner prior to the expiration of the twenty-five
(25)-day exercise period, Owner shall have a period of thirty (30) days thereafter in which to sell or otherwise dispose of the Target Shares to the third-party offeror identified in the Disposition Notice upon terms (including the purchase price) no more favorable to such third-party offeror than those specified in the Disposition Notice; PROVIDED, however, that any such sale or disposition must not be effected in contravention of the provisions of Articles B and C. The third-party offeror shall acquire the Target Shares subject to the First Refusal Right and the provisions of Article B and Paragraph C.3. In the event Owner does not effect such sale or disposition of the Target Shares within the specified thirty (30)-day period, the First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Owner until such right lapses.


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            5. PARTIAL EXERCISE OF THE FIRST REFUSAL RIGHT. In the event the
Corporation makes a timely exercise of the First Refusal Right with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice, Owner shall have the option, exercisable by written notice to the Corporation delivered within five (5) business days after Owner's receipt of the Exercise Notice, to effect the sale of the Target Shares pursuant to either of the following alternatives:

                  (i) sale or other disposition of all the Target Shares to the third-party offeror identified in the Disposition Notice, but in full compliance with the requirements of Paragraph E.4, as if the Corporation did not exercise the First Refusal Right; or

                  (ii) sale to the Corporation of the portion of the Target Shares which the Corporation has elected to purchase, such sale to be effected in substantial conformity with the provisions of Paragraph E.3. The First Refusal Right shall continue to be applicable to any subsequent disposition of the remaining Target Shares until such right lapses.

            Owner's failure to deliver timely notification to the Corporation shall be deemed to be an election by Owner to sell the Target Shares pursuant to alternative (i) above.

            6. RECAPITALIZATION. Any new, substituted or additional securities or other property which is by reason of any Recapitalization distributed with respect to the Purchased Shares shall be immediately subject to the First Refusal Right, but only to the extent the Purchased Shares are at the time covered by such right.

            7. LAPSE. The First Refusal Right shall lapse upon the EARLIEST to occur of (i) the first date on which shares of the Common Stock are held of record by more than five hundred (500) persons, (ii) a determination made by the Board that a public market exists for the outstanding shares of Common Stock,
(iii) a firm commitment underwritten public offering, pursuant to an effective registration statement under the 1933 Act, covering the offer and sale of the Common Stock or (iv) a Corporate Transaction. However, the Market Stand-Off shall continue to remain in full force and effect following the lapse of the First Refusal Right.

      F.    ESCROW.

            1. DEPOSIT. Upon issuance, the certificates for the Purchased Shares which are subject to the Repurchase Right shall be deposited in escrow with the Corporation to be held in accordance with the provisions of this Article F. Each deposited certificate shall be accompanied by a duly-executed Assignment Separate from Certificate in the form of Exhibit I. The deposited certificates, together with any other assets or securities from time to time deposited with the Corporation pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the certificates (or other assets and securities) are to be released or otherwise surrendered for cancellation in accordance with Paragraph F.3. Upon delivery of the certificates (or other assets and securities) to the Corporation, Owner shall be issued a receipt


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acknowledging the number of Purchased Shares (or other assets and securities)
delivered in escrow.

            2. RECAPITALIZATION. Any new, substituted or additional securities or other property which is by reason of any Recapitalization distributed with respect to the Purchased Shares shall be immediately delivered to the Corporation to be held in escrow under this Article F, but only to the extent the Purchased Shares are at the time subject to the escrow requirements hereunder. However, all regular cash dividends on the Purchased Shares (or other securities at the time held in escrow) shall be paid directly to Owner and shall not be held in escrow.

            3. RELEASE/SURRENDER. The Purchased Shares, together with any other assets or securities held in escrow hereunder, shall be subject to the following terms relating to their release from escrow or their surrender to the Corporation for repurchase and cancellation:

            (i) Should the Corporation elect to exercise the Repurchase Right with respect to any Unvested Shares, then the escrowed certificates for those Unvested Shares (together with any other assets or securities attributable thereto) shall be surrendered to the Corporation concurrently with the payment to Owner of an amount equal to the aggregate Exercise Price for such Unvested Shares, and Owner shall cease to have any further rights or claims with respect to such Unvested Shares (or other assets or securities attributable thereto).

            (ii) Should the Corporation elect to exercise the First Refusal Right with respect to any Target Shares held at the time in escrow hereunder, then the escrowed certificates for those Target Shares (together with any other assets or securities attributable thereto) shall be surrendered to the Corporation concurrently with the payment of the Paragraph E.3 purchase price for such Target Shares to Owner, and Owner shall cease to have any further rights or claims with respect to such Target Shares (or other assets or securities attributable thereto).

            (iii) Should the Corporation elect NOT to exercise the Repurchase Right with respect to any Unvested Shares or the First Refusal Right with respect to any Target Shares held at the time in escrow hereunder, then the escrowed certificates for those shares (together with any other assets or securities attributable thereto) shall be immediately released to Owner.

            (iv) As the Purchased Shares (or any other assets or securities attributable thereto) vest in accordance with the Vesting Schedule, the certificates for those vested shares (as well as all other vested assets and securities) shall be released from escrow upon Owner's request, but not more frequently than once every six (6) months.

            (v) All Purchased Shares which vest (and any other vested assets and securities attributable thereto) shall be released within thirty (30) days after


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      the EARLIER to occur of (a) Optionee's cessation of Service or (b) the lapse of the First Refusal Right.

            (vi) All Purchased Shares (or other assets or securities) released from escrow shall nevertheless remain subject to (a) the First Refusal Right, to the extent such right has not otherwise lapsed and (b) the Market Stand-Off, until such restriction terminates.

      G.    SPECIAL TAX ELECTION

            1. SECTION 83(b) ELECTION . Under Code Section 83, the excess of the Fair Market Value of the Purchased Shares on the date any forfeiture restrictions applicable to such shares lapse over the Purchase Price paid for such shares will be reportable as ordinary income on the lapse date. For this purpose, the term "forfeiture restrictions" includes the right of the Corporation to repurchase the Purchased Shares pursuant to the Repurchase Right. Purchaser may elect under Code Section 83(b) to be taxed at the time the Purchased Shares are acquired, rather than when and as such Purchased Shares cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of this Agreement. Even if the Fair Market Value of the Purchased Shares on the date of this Agreement equals the Purchase Price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future. THE FORM FOR MAKING THIS ELECTION IS ATTACHED AS EXHIBIT II HERETO. PURCHASER UNDERSTANDS THAT FAILURE TO MAKE THIS FILING WITHIN THE APPLICABLE THIRTY (30)-DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME AS THE FORFEITURE RESTRICTIONS LAPSE.

            2. FILING RESPONSIBILITY. PURCHASER ACKNOWLEDGES THAT IT IS PURCHASER'S SOLE RESPONSIBILITY, AND NOT THE CORPORATION'S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF PURCHASER REQUESTS THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.

      H.    GENERAL PROVISIONS

            1. ASSIGNMENT. The Corporation may assign the Repurchase Right and/or the First Refusal Right to any person or entity selected by the Board, including (without limitation) one or more stockholders of the Corporation.

            2. NO EMPLOYMENT OR SERVICE CONTRACT. Nothing in this Agreement shall confer upon Purchaser any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Purchaser) or of Purchaser, which rights are hereby expressly reserved by each, to terminate Purchaser's Service at any time for any reason, with or without cause. If Purchaser and the Corporation have entered into an agreement with respect to


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Purchaser's rights to continue in Service, that agreement is set forth in a separate employment or consulting agreement with Purchaser.

            3. NOTICES. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph to all other parties to this Agreement.

            4. NO WAIVER. The failure of the Corporation in any instance to exercise the Repurchase Right or the First Refusal Right shall not constitute a waiver of any other repurchase rights and/or rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and Purchaser. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

            5. CANCELLATION OF SHARES. If the Corporation shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Corporation shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

      I.    MISCELLANEOUS PROVISIONS

            1. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without resort to that State's conflict-of-laws rules.

            2. PURCHASER UNDERTAKING. Purchaser hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Purchaser or the Purchased Shares pursuant to the provisions of this Agreement.

            3. AGREEMENT IS ENTIRE CONTRACT. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof.

            4. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.


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            5. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and upon Purchaser, Purchaser's assigns and the legal representatives, heirs and legatees of Purchaser's estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.


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            IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

                               NEW AIR CORPORATION


                               By:      /s/ David Neeleman
                                        ----------------------------------------

                               Title:   CEO
                                        ----------------------------------------

                               Address: 6322 S. 3000 E., Suite L201
                                        ----------------------------------------

                                        Salt Lake City, Utah 84121
                                        ----------------------------------------


                                        /s/ John Owen
                                        ----------------------------------------
                                        JOHN OWEN

                               Address: 4707 Sugar Mill Rd.
                                        ----------------------------------------

                                        Dallas, TX 75244
                                        ----------------------------------------


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                             SPOUSAL ACKNOWLEDGMENT

            The undersigned spouse of Purchaser has read and hereby approves the foregoing Restricted Stock Purchase Agreement. In consideration of the Corporation's granting Purchaser the right to acquire the Purchased Shares in accordance with the terms of such Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms of such Agreement, including (without limitation) the right of the Corporation (or its assigns) to purchase any Purchased Shares in which Purchaser is not vested at the time of his or her cessation of Service.


                                               _________________________________
                                               PURCHASER'S SPOUSE

                                     Address:  _________________________________

                                               _________________________________

                                    EXHIBIT I

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

            FOR VALUE RECEIVED ____________ hereby sell(s), assign(s) and transfer(s) unto New Air Corporation (the "Corporation"), ______________ (_____) shares of the Common Stock of the Corporation standing in his or her name on the books of the Corporation represented by Certificate No. _______________ herewith and do(es) hereby irrevocably constitute and appoint _________________ Attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated: ___________


                                     Signature /s/ John Owen
                                               ---------------------------------

INSTRUCTION: Please do not fill in any blanks other than the signature line. Please sign exactly as you would like your name to appear on the issued stock certificate. The purpose of this assignment is to enable the Corporation to exercise the Repurchase Right without requiring additional signatures on the part of Purchaser.

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                                   EXHIBIT II

                           SECTION 83(b) TAX ELECTION

                           SECTION 83(b) TAX ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)   The taxpayer who performed the services is:

      Name:
      Address:
      Taxpayer Ident. No.:

(2) The property with respect to which the election is being made is ______________ shares of the common stock of New Air Corporation.

(3)   The property was issued on November 2, 1998.

(4) The taxable year in which the election is being made is the calendar year 1998.

(5) The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the original purchase price if for any reason taxpayer's service with the issuer terminates. The issuer's repurchase right lapses in a series of annual installments over a five
      (5)-year period ending on November 2, 2003.

(6) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $25.96 per share.

(7)   The amount paid for such property is $25.96 per share.

(8) A copy of this statement was furnished to New Air Corporation for whom taxpayer rendered the services underlying the transfer of property.

(9)   This statement is executed on November __, 1998.



______________________________________   _______________________________________
Spouse (if any)                          Taxpayer

THIS ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE CENTER WITH WHICH TAXPAYER FILES HIS OR HER FEDERAL INCOME TAX RETURNS AND MUST BE MADE WITHIN THIRTY (30) DAYS AFTER THE EXECUTION DATE OF THE RESTRICTED STOCK PURCHASE AGREEMENT. THIS FILING SHOULD BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED. PURCHASER MUST RETAIN TWO (2) COPIES OF THE COMPLETED FORM FOR FILING WITH HIS OR HER FEDERAL AND STATE TAX RETURNS FOR THE CURRENT TAX YEAR AND AN ADDITIONAL COPY FOR HIS OR HER RECORDS.
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                                    APPENDIX

            The following definitions shall be in effect under the Agreement:

      A. AGREEMENT shall mean this Restricted Stock Purchase Agreement.

      B. BOARD shall mean the Corporation's Board of Directors.

      C. CAUSE shall mean

                        (i) the conviction or plea of nolo contendere of Purchaser of any felony or any crime involving moral turpitude or dishonesty;

                        (ii) participation by Purchaser in a fraud or act of dishonesty against the Corporation which adversely affects the Corporation in a material way;

                        (iii) willful breach by Purchaser of the Corporation's policies which adversely affects the Corporation in a material way;

                        (iv) Purchaser's causing intentional damage to the Corporation's property or business;

                        (v) conduct by Purchaser which constitutes gross insubordination or incompetence;

                        (vi) habitual neglect by Purchaser of his duties with the Corporation; or

                        (vii) conduct by Purchaser which demonstrates gross unfitness to serve including alcoholism or substance abuse;

PROVIDED THAT the action or conduct described in clauses (iii), (v) and (vii) above will constitute "Cause" only if such action or conduct continues after the Corporation has provided Purchaser with written notice thereof and a reasonable opportunity (to be not less than 30 days nor more than 60 days) to the cure the same.

      D. CODE shall mean the Internal Revenue Code of 1986, as amended.

      E. COMMON STOCK shall mean the Corporation's common stock.

      F. CORPORATE TRANSACTION shall mean any of the following transactions:

                  (i) a merger, consolidation or reorganization in which the Corporation is a party in which the stockholders of the Corporation before such


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      merger, consolidation or reorganization do not retain at least a majority of the total combined voting power of the Corporation's (or any successor corporation's) outstanding securities after such transaction, or

                  (ii) the direct or indirect sale or exchange by the Corporation's stockholders of the Company of securities representing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities, or

                  (iii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets.

      G. CORPORATION shall mean New Air Corporation, a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of New Air Corporation.

      H. DISPOSITION NOTICE shall have the meaning assigned to such term in Paragraph E.2.

      I. EXERCISE NOTICE shall have the meaning assigned to such term in Paragraph E.3.

      J. FAIR MARKET VALUE of a share of Common Stock on any relevant date, prior to the initial public offering of the Common Stock, shall be determined by the Board after taking into account such factors as it shall deem appropriate.

      K. FIRST REFUSAL RIGHT shall mean the right granted to the Corporation in accordance with Article E.

      L. MARKET STAND-OFF shall mean the market stand-off restriction specified in Paragraph C.3.

      M. 1933 ACT shall mean the Securities Act of 1933, as amended.

      N. OWNER shall mean Purchaser and all subsequent holders of the Purchased Shares who derive their chain of ownership through a Permitted Transfer from Purchaser.

      O. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      P. PERMITTED TRANSFER shall mean (i) a gratuitous transfer of the Purchased Shares, PROVIDED AND ONLY IF Purchaser obtains the Corporation's prior written consent to such transfer, (ii) a transfer of title to the Purchased Shares effected pursuant to Purchaser's will or the laws of intestate succession following Purchaser's death or (iii) a transfer to the Corporation in pledge as security for any purchase-money indebtedness incurred by Purchaser in connection with the acquisition of the Purchased Shares.


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      Q. PURCHASE PRICE shall have the meaning assigned to such term in
Paragraph A.1.

      R. PURCHASED SHARES shall have the meaning assigned to such term in Paragraph A.1.

      S. PURCHASER shall mean the person to whom shares are issued under this Agreement.

      T. RECAPITALIZATION shall mean any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Corporation's outstanding Common Stock as a class without the Corporation's receipt of consideration.

      U. REPURCHASE RIGHT shall mean the right granted to the Corporation in accordance with Article D.

      V. SEC shall mean the Securities and Exchange Commission.

      W. SERVICE shall mean Purchaser's performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an employee, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

      X. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      Y. TARGET SHARES shall have the meaning assigned to such term in Paragraph E.2.

      Z. VESTING SCHEDULE shall mean the vesting schedule specified in Paragraph
D.3 pursuant to which Purchaser is to vest in the Purchased Shares in a series of installments over the Purchaser's period of Service.

      AA. UNVESTED SHARES shall have the meaning assigned to such term in Paragraph D.1.


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